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                                                                    EXHIBIT 3.14

                              DRESSER ENTECH, INC.

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                                     BYLAWS

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                                    ARTICLE I
                                     OFFICES

SECTION 1.     REGISTERED OFFICE IN DELAWARE

               The address of the registered office of the corporation required by the laws of the State of Delaware to be maintained in the State of Delaware shall be set forth in the Certificate of Incorporation and may be changed from time to time by the Board of Directors in the manner provided by law. The registered address does not need to be identical to the principal place of business of the corporation.

SECTION 2.     OTHER OFFICES

               The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                   SHAREHOLDER

SECTION 1.     PLACE AND TIME OF MEETINGS OF SHAREHOLDERS

               All meetings of the Shareholders for the election of Directors shall be held in the City of Addison, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

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Meetings of Shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.     ANNUAL MEETING PLACE AND TIME OF SHAREHOLDERS

               Annual meetings of Shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

SECTION 3.     NOTICE OF MEETINGS OF SHAREHOLDERS

               Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

SECTION 4.     LIST OF SHAREHOLDERS

               The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 5.     SPECIAL SHAREHOLDERS MEETINGS

               Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning a majority in

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amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 6.     BUSINESS TO BE TRANSACTED AT SPECIAL MEETING OF SHAREHOLDERS

               Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

SECTION 7.     QUORUM AT SHAREHOLDERS MEETINGS

               The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholder entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

               When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 8.     VOTING OF SHAREHOLDERS

               Each Shareholder shall have the right at every Shareholders meeting to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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SECTION 9.     INFORMAL ACTION TAKEN BY SHAREHOLDERS

               Any action required to be taken at any annual or special meeting of Shareholders of the corporation, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1.     NUMBER, ELECTION AND TERM OF OFFICE OF DIRECTORS

               The number of Directors which shall constitute the whole Board shall be not less than two (2) nor more than seven (7). The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be Shareholders.

SECTION 2.     VACANCIES OF DIRECTORS

               Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a Sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

SECTION 3.     MANAGEMENT OF CORPORATION BY THE BOARD

               The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the Shareholders.

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SECTION 4.     PLACE OF MEETINGS OF BOARD

               The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 5.     ORGANIZATION MEETINGS OF THE BOARD

               The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

SECTION 6.     REGULAR MEETINGS OF THE BOARD

               Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 7.     SPECIAL MEETING OF THE BOARD

               Special meetings of the Board may be called by the President on 2 days' notice to each Director, either personally or by mail or by facsimile; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the Sole Director.

SECTION 8.     QUORUM AT BOARD MEETING

               At all meetings of the Board one-third of the Directors in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

SECTION 9.     INFORMAL ACTION TAKEN BY BOARD

               Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the

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Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

SECTION 10.    TELEPHONIC MEETINGS OF THE BOARD

               Members of the Board of Directors, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 11.    COMMITTEES OF DIRECTORS

               The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee.

               Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholder a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of shares. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 12.    COMMITTEE MEETING MINUTES

               Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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SECTION 13.    REMOVAL OF DIRECTORS

               Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

                                   ARTICLE IV
                                     NOTICES

SECTION 1.     NOTICE TO DIRECTORS AND SHAREHOLDERS

               Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile communication.

SECTION 2.     WAIVER OF NOTICE

               Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

SECTION 1.     NUMBER OF OFFICERS

               The Officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant

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Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

SECTION 2.     ELECTION OF OFFICERS

               The Board of Directors at its first meeting after each annual meeting of Shareholders shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer.

               The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

               The Board of Directors may by resolution authorize the President or any Vice President to appoint agents of the Company and to prescribe the duties of agents so appointed by them. All agents appointed pursuant to such authorization may be removed by any of the persons so designated. All officers and agents elected or appointed by the Board of Directors shall be subject to removal by the Board at any time, with or without cause.

SECTION 3.     COMPENSATION OF OFFICERS AND AGENTS

               The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

SECTION 4.     VACANCIES OF OFFICERS

               The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

SECTION 5.     PRESIDENT

               The President shall be the Chief Executive Officer of the corporation, shall preside at meetings of the Shareholders and the Board of Directors. Subject to the direction of the Board of Directors, he shall have general charge of those operations of the corporation. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

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SECTION 6.     VICE PRESIDENTS

               In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7.     SECRETARY AND ASSISTANT SECRETARY

               The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Standing Committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

               The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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SECTION 8.     TREASURER AND ASSISTANT TREASURER

               The Treasurer shall have the custody and control of the corporate funds and securities, shall be responsible for all moneys and other property of the company in his custody and shall perform all duties incident to the office of Treasurer.

               If required by the Board he shall give a bond for the faithful performance of the duties of his office in such sum as the Board may require.

               The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

SECTION 1.     CERTIFICATES REPRESENTING SHARES

               Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

SECTION 2.     OLD AND LOST SHARE CERTIFICATES

               The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim

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that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 3.     TRANSFERS OF SHARES

               Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4.     FIXING RECORD DATE

               In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.     REGISTERED SHAREHOLDERS

               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                   ARTICLE VII
                               GENERAL PROVISIONS

SECTION 1.     DIVIDENDS

               Subject to the provisions of the Certificate of Incorporation and of the laws of the State of Delaware, the Board of Directors, in its discretion, from time to time may declare dividends in stock, property, or cash dividends out of any fund legally available therefor as shall appear advisable to the Directors. Such dividends shall be paid at such time after the declaration as the Directors may fix.

SECTION 2.     FISCAL YEAR

               The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.

SECTION 3.     SEAL

               The corporate seal shall have inscribed thereon the name of the corporation and the words "SEAL, Delaware".

                                  ARTICLE VIII
                                   AMENDMENTS

               The Board of Directors is expressly authorized to make, alter or repeal Bylaws of the corporation, provided, however, that alterations, amendments or repeals of the Bylaws may be made by the holders of a majority of the shares outstanding and entitled to vote at any meeting, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal.

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